UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2025

Hess Midstream LP

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	No. 001-39163	No. 84-3211812
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 McKinney Street
Houston, Texas 77010
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 496-4200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A shares representing limited partner interests	HESM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the consummation, on July 18, 2025 (the “Closing Date”), of the previously announced Merger (as defined below) contemplated by the Agreement and Plan of Merger, dated as of October 22, 2023 (the “Merger Agreement”), by and among Hess Corporation (“Hess”), Chevron Corporation, a Delaware corporation1, and Yankee Merger Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of Chevron Corporation (“Merger Subsidiary”). At the effective time of the Merger on the Closing Date, in accordance with the Merger Agreement, Merger Subsidiary merged with and into Hess (the “Merger”), with Hess continuing as the surviving corporation and a direct, wholly owned subsidiary of Chevron Corporation.

At the effective time of the Merger, in accordance with the Merger Agreement, each outstanding share of common stock of Hess (except as otherwise specified in the Merger Agreement) was converted into the right to receive 1.025 of a share of common stock of Chevron Corporation.

Hess’s indirect, wholly owned subsidiary, Hess Investments North Dakota LLC, a Delaware limited liability company (“HINDL”), is the sole member of Hess Infrastructure Partners GP LLC, a Delaware limited liability company (“HIP GP LLC”), which is the sole member of Hess Midstream GP LLC, a Delaware limited liability company (“GP LLC”) and the general partner of Hess Midstream GP LP, a Delaware limited partnership (the “General Partner”) and the general partner of Hess Midstream LP, a Delaware limited partnership (the “Company”).

Item 5.01 Changes in Control of Registrant.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

As a result of the Merger, Chevron Corporation is the direct parent of Hess and, therefore, indirectly owns each of the following:

•	100% of the limited liability company interests in HIP GP LLC;

•	100% of the limited liability company interests in GP LLC;

•	100% of the partnership interests in the General Partner; and

•

100% of the limited liability company interests in HINDL, the holder of 449,000 Class A shares representing limited partner interests (“Class A Shares”) in the Company and 78,979,190 Class B units representing limited partner interests (“Class B Units”) in Hess Midstream Operations LP, a Delaware limited partnership through which the Company indirectly holds all of its operating assets.

Through its ownership of Hess, HIP GP LLC, GP LLC, the General Partner and HINDL, Chevron Corporation indirectly manages and controls the Company and holds 100% of the issued and outstanding Class B shares representing limited partner interests in the Company and 100% of the Class B Units, which together are exchangeable into Class A Shares and collectively represent an approximate 37.8% interest in the Company on a consolidated basis.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 5.01 of this Current Report on Form 8-K is incorporated herein by reference.

[1]

Unless expressly stated otherwise herein, the term “Chevron” may refer to Chevron Corporation, one or more of its consolidated subsidiaries, or all of them taken as a whole, but unless stated otherwise they do not include “affiliates” of Chevron – that is, those companies accounted for by the equity method (generally owned 50% or less) or non-equity method investments.

Departure of Directors

On July 18, 2025, in connection with the consummation of the Merger, the following members of the board of directors of GP LLC (the “Board”) resigned from their position(s) set forth opposite their respective names, effective as of July 18, 2025.

Name	Position(s)
John B. Hess	Chairman of the Board
John P. Rielly	Director
Gregory P. Hill	Director

At the time of their resignations, none of the foregoing individuals had any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Directors

Chevron Corporation, as the indirect parent of HINDL, the sole member of HIP GP LLC, has the right to appoint all of the members of the Board. In connection with the vacancies created by the resignations described above, on July 18, 2025, HIP GP LLC appointed Kristen Mary George Ghattas, Kristi H. McCarthy, and Andrew B. Walz as members of the Board. Additionally, Mr. Walz was designated Chairman of the Board.

Ms. Ghattas is vice president, Carbon Capture and Storage and Lithium at Chevron U.S.A. Inc., a subsidiary of Chevron Corporation (“CUSA”), a position she has held since July 1, 2025. She is responsible for leading and building Chevron’s carbon capture and storage and lithium business lines. Prior to her current role, Ms. Ghattas served as vice president, Gas Supply & Trading for the Americas from June 2023 to June 2025, where she led Chevron’s Americas Natural Gas and Global Natural Gas Liquids trading activities. She was also general manager, Value Chain Optimization and Commercial from June 2021 to June 2023, where she was responsible for Chevron’s wellhead to customer margin optimization for Chevron’s significant Permian and Haynesville assets; and general manager for Special Projects, Energy Transition, leading commercial and strategy activities for Chevron’s New Energy business. Ms. Ghattas joined Chevron with the acquisition of Noble Energy, Inc. in 2020.

Ms. McCarthy serves as vice president and general counsel, Downstream, Midstream and Chemicals at CUSA, a position she has held since October 1, 2022. She is responsible for Chevron Products Company’s Downstream, Midstream, and Chemicals legal operations worldwide and also oversees the Health, Safety & Environmental legal group. Prior to her current role, Ms. McCarthy served as general counsel and vice president, Chevron North America Exploration and Production from March 2018 to September 2022, where she was responsible for all land and legal services across North America. She joined Chevron in 2008.

Mr. Walz is president, Downstream, Midstream and Chemicals at CUSA, a position he has held since October 1, 2024. He is responsible for Chevron’s worldwide manufacturing, marketing, lubricants, chemicals and additives businesses, along with Chevron’s shipping, pipeline, power, and trading units. Prior to his current role, Mr. Walz was president, Americas Products, a position he assumed in October 2019, responsible for optimizing Chevron’s fuels, base oils, and lubricants supply chains in North and Latin America, as well as the marketing, sale and delivery of Chevron and Texaco fuels brands and lubricants products. He joined Chevron in 1989.

The officers or employees of CUSA who serve as members of the Board do not receive additional compensation from the Company or the General Partner for their service as members of the Board. Accordingly, Mses. Ghattas and McCarthy, and Mr. Walz will not receive additional compensation from the Company or the General Partner for their service on the Board. Mr. Walz and Mses. Ghattas and McCarthy will have rights to indemnification by the Company pursuant to the Company’s Amended and Restated Agreement of Limited Partnership.

None of Ms. Ghattas, Ms. McCarthy or Mr. Walz has any direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K other than through his or her respective employment with CUSA. For relationships between the Company, the General Partner, GP LLC, HIP GP LLC and Hess, see Item 13 “Certain Relationships and Related Transactions, and Director Independence” in our Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated into this Item 5.02 by reference.

Subsequent to the transactions described above, the Board currently consists of seven directors: Andrew B. Walz, Kristen Mary George Ghattas, Kristi H. McCarthy, Gerbert Schoonman, David W. Niemiec, John P. Reddy and Stephen J.J. Letwin. Messrs. Niemiec, Reddy and Letwin are independent under the applicable rules of the New York Stock Exchange and the U.S. Securities Exchange Commission and will continue to serve on the Audit Committee of the Board and be eligible for service on the Conflicts Committee, when established by the Board from time to time.

Departure and Appointment of Officers

Effective as of July 18, 2025, in connection with the consummation of the Merger, John B. Hess resigned as Chief Executive Officer of GP LLC and the Board appointed Jonathan C. Stein, previously Chief Financial Officer of GP LLP from September 2019 to July 2025, as Chief Executive Officer to succeed him in this role. Mr. Stein will also be an employee of CUSA. Mr. Stein also previously served as Senior Vice President, Strategy and Planning of Hess from April 2021 to July 2025 and as Chief Risk Officer of Hess from June 2004 to July 2025.

Effective as of July 18, 2025, Michael J. Chadwick was appointed as Chief Financial Officer of GP LLC. Mr. Chadwick will also be an employee of CUSA. Mr. Chadwick previously served as Vice President and Corporate Controller for Hess from September 2022 to July 2025, where he was primarily responsible for the financial consolidations and reporting, accounting shared services and Sarbanes-Oxley Act compliance functions, and as Senior Director, Business Planning and Finance, Oil and Gas for Hess from March 2018 to September 2022, where he was responsible for the finance support, economics and planning functions.

Also effective as of July 18, 2025, John P. Rielly resigned as Vice President of GP LLC and Timothy B. Goodell resigned as General Counsel and Secretary of GP LLC. Effective as of July 18, 2025, Gabriela B. Boersner was appointed as General Counsel and Secretary of GP LLC. Ms. Boersner will also be an employee of CUSA. Ms. Boersner previously served as Vice President and General Counsel, Exploration and Production for Hess since July 2017, where she was responsible for leading the legal function that supported global exploration, production, and midstream operations. Ms. Boersner joined Hess in 2012.

The officers or employees of CUSA or any subsidiary of Chevron Corporation who serve as officers of GP LLC do not receive additional compensation from the Company or the General Partner for their service as an officer. Each of Messrs. Stein and Chadwick and Ms. Boersner will have rights to indemnification by the Company pursuant to the Company’s Amended and Restated Agreement of Limited Partnership.

None of Messrs. Stein and Chadwick and Ms. Boersner have any direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K other than through his or her respective employment with CUSA or any subsidiary of Chevron Corporation. For relationships between the Company, the General Partner, GP LLC, HIP GP LLC and Hess, see Item 13 “Certain Relationships and Related Transactions, and Director Independence” in our Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated into this Item 5.02 by reference.

Item 7.01 Regulation FD Disclosure.

On July 18, 2025, the Company issued a press release regarding the consummation of the Merger.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated July 18, 2025

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HESS MIDSTREAM LP

	By:	Hess Midstream GP LP, its general partner

	By:	Hess Midstream GP LLC, its general partner

Date: July 18, 2025	By:	/s/ Jonathan C. Stein
Name: Jonathan C. Stein
Title: Chief Executive Officer